                                                            Exhibit 24(b)(6)(a)
                             UNDERWRITING AGREEMENT

     This Agreement, dated as of the 12th day of August, 1994, made by and
                                                 ------
between Matthews International Funds, a Delaware business trust (the "Trust")
        ----------------------------
operating as a registered investment company under the Investment Company Act of 1940, as amended (the "Act"), duly organized and existing under the laws of the State of Delaware; Matthews International Capital Management, ("the Advisor"), a registered investment adviser existing as a corporation duly organized and existing under the laws of the State of California; and Fund/Plan Broker
                                                        ----------------
Services, Inc. ("Fund/Plan"), a corporation duly organized and existing under
--------------
the laws of the State of Delaware (collectively, the "Parties").

                                WITNESSETH THAT:

     WHEREAS, the Trust is authorized by its Trust Instrument to issue separate series of shares representing interests in separate investment portfolios (the "Series"), which Series are identified on Schedule "C" attached hereto, and which Schedule "C" may be amended from time to time by mutual agreement among the Parties; and

     WHEREAS, the Advisor has been appointed investment adviser to the Trust;
and

     WHEREAS, Fund/Plan is a broker-dealer registered with the U.S. Securities and Exchange Commission and a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD"); and

     WHEREAS, the Parties are desirous of entering into an agreement providing for the distribution by Fund/Plan of shares of the Series of the Trust (the "Shares"), and that Fund/Plan be compensated by the Advisor for providing such services.

     NOW, THEREFORE, in consideration of the promises and agreements of the Parties contained herein, the Parties agree as follows:

1.  Appointment.
    -----------

    The Trust hereby appoints Fund/Plan as its exclusive agent for the distribution of the Shares, and Fund/Plan hereby accepts such appointment under the terms of this Agreement. The Trust agrees that it will not sell any shares to any person except to fill orders for the shares received through Fund/Plan; provided, however, that the foregoing exclusive right shall not apply: (a) to shares issued or sold in connection with the merger or consolidation of any other investment company with the Trust or the



================================================================================
    Underwriting Agreement between Matthews International Funds, Matthews
     International Capital Management and Fund/Plan Broker Services, Inc.

Date drafted November 25, 1996                                Page 1 of 9 pages.

    acquisition by purchase or otherwise of all or substantially all of the assets of any investment company or substantially all of the outstanding shares of any such company by the Trust; (b) to shares which may be offered by the Trust to its stockholders for reinvestment of cash distributed from capital gains or net investment income of the Trust; or (c) to shares which may be issued to shareholders of other funds who exercise any exchange privilege set forth in the Trust's Prospectus. Notwithstanding any other provision hereof, the Trust may terminate, suspend, or withdraw the offering of the Shares whenever in its sole discretion, it deems such action to be desirable.

2.  Sale and Repurchase of Shares.
    -----------------------------
    (a) Fund/Plan is hereby granted the right as agent for the Trust, to sell Shares to the public against orders therefor at the public offering price (as defined in sub-paragraph 2.(c) hereof).

    (b) Fund/Plan will also have the right to take, as agent for the Trust, all actions which, in Fund/Plan's judgment, are necessary to carry into effect the distribution of the Shares.

    (c) The public offering price shall be the net asset value of the Shares then in effect.

    (d) The net asset value of the Shares shall be determined in the manner provided in the then current prospectus, and statement of additional information relating to the Shares and when determined shall be applicable to all transactions as provided in the prospectus. The net asset value of the Shares shall be calculated by the Trust or by another entity on behalf of the Trust. Fund/Plan shall have no duty to inquire into or liability for the accuracy of the net asset value per Share as calculated.

    (e) On every sale, the Trust shall receive the applicable net asset value of the Shares promptly.

    (f) Upon receipt of purchase instructions, Fund/Plan will transmit such instructions to the Trust or its transfer agent for registration of the Shares purchased.

    (g)  Nothing in this Agreement shall prevent Fund/Plan or any affiliated


================================================================================
    Underwriting Agreement between Matthews International Funds, Matthews
     International Capital Management and Fund/Plan Broker Services, Inc.

Date drafted November 25, 1996                                Page 2 of 9 pages.

         person (as defined in the Act) of Fund/Plan from acting as underwriter or distributor for any other person, firm or corporation (including other investment companies) or in any way limit or restrict Fund/Plan or such affiliated person from buying, selling or trading any securities for its or their own account or for the accounts of others for whom it or they may be acting; provided, however, that Fund/Plan expressly agrees that it will not for its own account purchase any shares of the Trust except for investment purposes and that it will not for its own account sell any such shares except by redemption of such shares by the Trust, and that it will not undertake in any activities which, in its judgment, will adversely affect the performance of its obligations to the Trust under this Agreement.

    (h) Fund/Plan may repurchase Shares at such prices and upon such terms and conditions as shall be specified in the Prospectus.

3.  Rules of Sale of Shares.
    -----------------------

    Fund/Plan does not agree to sell any specific number of Shares. Fund/Plan, as Underwriter for the Trust, undertakes to sell Shares on a best efforts basis and only against orders received therefor.

    The Trust reserves the right to terminate, suspend or withdraw the sale of its Shares for any reason deemed adequate by it and the Trust reserves the right to refuse at any time or times to sell any of its Shares to any person for any reason deemed adequate by it.

4.  Rules of NASD.
    -------------

    (a) Fund/Plan will conform to the Rules of Fair Practice of the NASD and the securities laws of any jurisdiction in which it directly or indirectly sells any Shares.

    (b) Fund/Plan will require each dealer with whom Fund/Plan has a selling agreement to conform to the applicable provisions of the Prospectus, with respect to the public offering price of the Shares, and Fund/Plan shall not cause the Trust to withhold the placing of purchase orders so as to make a profit thereby.

    (c)  The Trust agrees to furnish to Fund/Plan sufficient copies of any


================================================================================
    Underwriting Agreement between Matthews International Funds, Matthews
     International Capital Management and Fund/Plan Broker Services, Inc.

Date drafted November 25, 1996                                Page 3 of 9 pages.

         agreements, plans, communications with the public or other materials it intends to use in connection with any sales of Shares in adequate time for Fund/Plan to file and clear (unless Fund/Plan and the Trust agree that any such material may be filed subsequent to distribution) such materials with the proper authorities before they are put in use unless Fund/Plan and the Trust agree that any such material may be filed subsequent to distribution. In addition, the Trust agrees not to use any such materials until so filed and cleared for use by appropriate authorities and Fund/Plan.

    (d) Fund/Plan, at its own expense, will qualify as a dealer or broker, or otherwise, under all applicable state or federal laws required in order that the Shares may be sold in such states as may be mutually agreed upon by the Parties.

    (e) Fund/Plan shall remain registered with the U.S. Securities and Exchange Commission and a member of the National Association of Securities Dealers for the term of this Agreement.

    (f) Fund/Plan shall not, in connection with any sale or solicitation of a sale of the Shares, make or authorize any representative, Service Organization, broker or dealer to make, any representations concerning the Shares except those contained in the Prospectus covering the Shares and in communications with the public or sales materials approved by Fund/Plan and the Trust as information supplemental to such Prospectus. Copies of the Prospectus will be supplied by the Trust to Fund/Plan in reasonable quantities upon request.

5.  Records to be Supplied by the Trust.
    -----------------------------------

    The Trust shall furnish to Fund/Plan copies of all information, financial statements and other papers which Fund/Plan may reasonably request for use in connection with the distribution of the Shares including, but not be limited to, one certified copy of all financial statements prepared for the Trust by its independent public accountants.

6.  Expenses.
    --------
    (a)  The Trust will bear the following expenses:


================================================================================
    Underwriting Agreement between Matthews International Funds, Matthews
     International Capital Management and Fund/Plan Broker Services, Inc.

Date drafted November 25, 1996                                Page 4 of 9 pages.

         (i) preparation, setting in type, and printing of sufficient copies of the prospectuses and statements of additional information for distribution to shareholders, and the distribution of same to the shareholders;

         (ii) preparation, printing and distribution of reports and other communications to shareholders;

         (iii)  registration of the Shares under the federal securities laws;

         (iv) qualification of the Shares for sale in the jurisdictions mutually agreed upon by the Trust and Fund/Plan;

         (v)    maintaining facilities for the issue and transfer of the Shares;

         (vi) supplying information, prices and other data to be furnished by the Trust under this Agreement; and

         (vii) any original issue taxes or transfer taxes applicable to the sale or delivery of the Shares or certificates therefor.

    (b) the Advisor will pay all other expenses incident to the sale and distribution of the Shares sold hereunder.

7.  Term and Compensation.
    ---------------------

    (a) The term of this Agreement shall commence on the date on which the Trust's registration statement is declared effective by the U.S. Securities and Exchange Commission ("Effective Date").

    (b) This Agreement shall remain in effect for two (2) years from the Effective Date. The Agreement shall continue thereafter for periods not exceeding one (1) year if approved at least annually (i) by a vote of a majority of the outstanding voting securities of each Series or by a vote of the Trustees of the Trust, and (ii) by a vote of a majority of the trustees of the Trust who are not interested persons or parties to this Agreement (other than as Trustees of the Trust), cast in person at a meeting called for the purpose of voting on such approval.

    (c) Fees payable to Fund/Plan shall by paid by the Advisor as set forth in Schedule "B" attached and shall be fixed for the two (2) years period commencing on the Effective Date of this Agreement. Thereafter, the fee schedule will be subject to annual review and adjustment.

    (d) This Agreement (i) may at any time be terminated without the payment of any


================================================================================
    Underwriting Agreement between Matthews International Funds, Matthews
     International Capital Management and Fund/Plan Broker Services, Inc.

Date drafted November 25, 1996                               Page 5 of 9 pages.

         penalty, either by a vote of the Trustees of the Trust or by a vote of a majority of the outstanding voting securities of each Series with respect to such Series, on sixty (60) days' written notice to Fund/Plan; and (ii) may be terminated by Fund/Plan on sixty (60) days' written notice to the Trust with respect to any Series.

    (e) This Agreement shall automatically terminate in the event of its assignment.

8.  Indemnification of Fund/Plan by Advisor.
    ---------------------------------------

    The Advisor will indemnify and hold Fund/Plan harmless for the actions of its employees registered with the NASD as Fund/Plan representatives and will undertake to maintain compliance with all rules and regulations concerning any and all sales presentations made by such employees.

9.  Liability of Fund/Plan.
    ----------------------

    (a) Fund/Plan, its directors, officers, employees, shareholders and agents shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with the performance of this Agreement, except a loss resulting from a breach of Fund/Plan's obligation pursuant to Section 4 of this Agreement, a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on the part of Fund/Plan in the performance of its obligations and duties or by reason of its reckless disregard of its obligations and duties under this Agreement.

    (b) The Trust agrees to indemnify and hold harmless Fund/Plan against any and all liability, loss, damages, costs or expenses (including reasonable counsel fees) which Fund/Plan may incur or be required to pay hereafter, in connection with any action, suit or other proceeding, whether civil or criminal, before any court or administrative or legislative body, in which Fund/Plan may be involved as a party or otherwise or with which Fund/Plan may be threatened, by reason of the offer or sale of the Trust shares by persons other that Fund/Plan, prior to the execution of this Agreement.

    (c) Any person, even though also a director, officer, employee, shareholder or agent of Fund/Plan, who may be or become an officer, director, trustee,


================================================================================
    Underwriting Agreement between Matthews International Funds, Matthews
     International Capital Management and Fund/Plan Broker Services, Inc.

Date drafted November 25, 1996                                Page 6 of 9 pages.

         employee or agent of the Trust, shall be deemed, when rendering services to the Trust or acting on any business of the Trust (other than services or business in connection with Fund/Plan's duties hereunder), to be rendering such services to or acting solely for the Trust and not as a director, officer, employee, shareholder or agent, or one under the control or direction of Fund/Plan even though receiving a salary from Fund/Plan.

    (d) The Trust agrees to indemnify and hold harmless Fund/Plan, and each person, who controls Fund/Plan within the meaning of Section 15 of the Securities Act of 1933, as amended (the "Securities Act"), or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), against any and all losses, claims, damages and liabilities, joint or several (including any reasonable investigative, legal and other expenses incurred in connection therewith) to which they, or any of them, may become subject under the Act, the Securities Act, the Exchange Act or other federal or state law or regulation, at common law or otherwise insofar as such losses, claims, damages or liabilities (or actions, suits or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in a prospectus, statement of additional information, supplement thereto, sales literature or other written information prepared by the Trust and furnished by the Trust to Fund/Plan for Fund/Plan's use hereunder, disseminated by the Trust or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading.

         Such indemnity shall not, however, inure to the benefit of Fund/Plan (or any person controlling Fund/Plan) on account of any losses, claims, damages or liabilities (or actions, suits or proceedings in respect thereof) arising from the sale of the shares of the Trust to any person by Fund/Plan (i) if such untrue statement or omission or alleged untrue statement or omission was made in the prospectus, statement of additional information, or supplement, sales or other literature, in reliance upon and in conformity with information furnished in writing to the Trust by Fund/Plan specifically for use therein or (ii) if such


================================================================================
    Underwriting Agreement between Matthews International Funds, Matthews
     International Capital Management and Fund/Plan Broker Services, Inc.

Date drafted November 25, 1996                                Page 7 of 9 pages.

         losses, claims, damages or liabilities arise out of or are based upon an untrue statement or omission or alleged untrue statement or omission found in any prospectus, statement of additional information, supplement, sales or other literature, subsequently corrected, but, negligently distributed by Fund/Plan and a copy of the corrected prospectus was not delivered to such person at or before the confirmation of the sale to such person.

10. Amendments.
    ----------

    No provision of this Agreement may be amended or modified, in any manner whatsoever except by a written agreement properly authorized and executed by the Parties.

11. Section Headings.
    ----------------

    Section and Paragraph headings are for convenience only and shall not be construed as part of this Agreement.

12. Reports.
    -------

    Fund/Plan shall prepare reports for the Board of Trustees of the Trust on a quarterly basis showing such information as from time to time shall be reasonably requested by such Board.

13. Severability.
    ------------

    If any part, term or provision of this Agreement is held by any court to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid provided that the basic agreement is not thereby substantially impaired.

14. Governing Law.
    -------------

    This Agreement shall be governed by the laws of the Commonwealth of Pennsylvania and the venue of any action arising under this Agreement shall be Montgomery County, Commonwealth of Pennsylvania if the suit is instituted by the Trust or the Advisor. If a suit is instituted by Fund/Plan, the venue of such action arising under this Agreement shall be San Francisco, California.


================================================================================
    Underwriting Agreement between Matthews International Funds, Matthews
     International Capital Management and Fund/Plan Broker Services, Inc.

Date drafted November 25, 1996                                Page 8 of 9 pages.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement consisting of nine type written pages, together with Schedules "A", "B" and "C", to be signed by their duly authorized officers, as of the day and year first above written.

                                          Matthews International Capital
                                          ------------------------------
                                          Management
                                          ----------



                                          /s/ G. Paul Matthews
                                          --------------------------------------
                                          By: G. Paul Matthews,
                                          President




                                          Matthews International Funds
                                          ----------------------------



                                          /s/ John Dracott
                                          --------------------------------------
                                          By: John Dracott,
                                          Vice President & Secretary


        Fund/Plan Broker Services, Inc.
        -------------------------------





                    /s/ Nancy E. Kuhn
---------------------------------------
                     By: Nancy E. Kuhn,
                              President


================================================================================
    Underwriting Agreement between Matthews International Funds, Matthews
     International Capital Management and Fund/Plan Broker Services, Inc.

Date drafted November 26, 1996                                Page 9 of 9 pages.

                                                                   Schedule "A"
                                                                   ============

                        Underwriter/Distributor Services
                                      for
                          Matthews International Funds

I.   Underwriter/Sponsor Services
     ----------------------------

     A)   Preparation and execution of Underwriter and 12B-1 Plan Agreements
                              Monitoring accruals
                              Monitoring expenses
                              Disbursements for expenses and trail commissions

     B)   Quarterly 12B-1 Reports to Board of Directors and/or Trustees

     C)   Literature review, recommendations and submission to the NASD

     D)   All NASD required files and bookkeeping

     E)   Initial NASD Licensing and Transfers of Registered Representatives

          This includes:      U-4 Form and Fingerprint Submission to NASD
                              Supplying Series 6 and 63 written study material
                              Registration for Exam Preparation classes
                              Renewals and Terminations of Representatives

     F)   Written supervisory procedures and manuals for Registered
          Representatives

     G) Ongoing compliance and updates for Representatives regarding sales practices, written correspondence and other communications with the public.


================================================================================
     Underwriting Agreement between Matthews International Funds, Matthews
        International Capital Management and Fund/Plan Services, Inc.

Date drafted: November 25, 1996                                 Schedule "A"

                                                                   Schedule "B"
                                                                   ============

                   Underwriter and Distribution Fee Schedule
                                      for
                          Matthews International Funds

This Fee Schedule is fixed for a period of two (2) years from the Effective Date as that term is defined in the Agreement.

I.    A)  Underwriter/Sponsor Services
          ----------------------------
          The annual fee of $15,000 for services rendered as primary Underwriter/Sponsor of the Trust and primary licensing/regulatory agent for Trust personnel.

      B) FPBS will maintain annual NASD and state license renewals and the monitoring required of representative activities as follows:

                  Up to  2 States - $1,000 per Representative per Year
                   3 to 30 States - $2,500 per Representative per Year
                  31 to 50 States - $3,500 per Representative per Year

II.   Out-of-Pocket Expenses
      ----------------------

      The Advisor will reimburse Fund/Plan Services monthly for all out-of-pocket expenses, including postage, telecommunications (telephone and fax), special reports, record retention, special transportation costs as incurred.



================================================================================
       Underwriting Agreement between McM Funds, McMorgan & Company and
                           Fund/Plan Services, Inc.

Date Drafted: April 18, 1994                                        Schedule "B"

                                                                   Schedule "C"
                                                                   ============

                            Identification of Series
                            ------------------------


Below are listed the "Series" to which services under this Agreement are to be performed as of the execution date of the Agreement:

                         "Matthews International Funds"
                          ============================

          1.  Matthews Pacific Tiger Fund
          2.  Matthews Asian Convertible Securities Fund

This Schedule "C" may be amended from time to time by agreement of the Parties.


















================================================================================
     Underwriting Agreement between Matthews International Funds, Matthews
        International Capital Management and Fund/Plan Services, Inc.

Date drafted November 25, 1996                                      Schedule "C"